Exhibit 10.76

AMENDMENT NO. 1

TO THE

MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

WHEREAS, Mattel, Inc. (“Mattel”) maintains the Mattel, Inc. 2005 Equity Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 22 of the Plan, Mattel reserved the right to amend the Plan in whole or in part from time to time by action of the Board of Directors of Mattel (the “Board”); and

WHEREAS, as a result of the enactment in 2004 of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), the Board desires to amend the Plan document to evidence the intention that the terms of the Plan comply with Section 409A of the Code.

NOW, THEREFORE, pursuant to Section 22 of the Plan, the Plan is hereby amended, effective as of November 20, 2008, as follows:

1. Capitalized Terms. Capitalized terms that are not defined in this Amendment No. 1 shall have the meanings ascribed thereto in the Plan.

2. Section 2(a) of the Plan is hereby amended in its entirety to read as follows:

“ ‘Affiliate’ means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or whether a Participant has experienced a ‘separation from service’ (as such term is defined and used in Code Section 409A), an Affiliate means a ‘service recipient’ (within the meaning of Code Section 409A); provided that such definition of ‘service recipient’ shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language ‘at least 50 percent’ instead of ‘at least 80 percent’ each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language ‘at least 50 percent’ instead of ‘at least 80 percent’ each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language ‘at least 20 percent’ instead of ‘at least 80 percent’ at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language ‘at least 20 percent’ instead of ‘at least 80 percent’ at each place it appears in Treasury Regulations Section 1.414(c)-2.”

3. Section 2(h) of the Plan is hereby amended in its entirety to read as follows:

“ ‘Change in Control’ has the meaning given in Section 17(b), as modified by Section 17(c).”

4. Section 2(p) of the Plan is hereby amended in its entirety to read as follows:

“ ‘Disability’: a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if there is no such applicable plan, under a government plan or program applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent required by Code Section 409A, ‘disability’ within the meaning of Code Section 409A.”

5. Section 2(uu) of the Plan is hereby amended in its entirety to read as follows:

“ ‘Severance’ of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an Outside Director and/or other service provider to the Company thereafter; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), ‘Severance’ of a Participant means a Participant’s ‘separation from service’ (as such term is defined and used in Code Section 409A).”

6. Section 2(yy) of the Plan is hereby amended in its entirety to read as follows:

“ ‘Substitute Grant’ has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option requirements of Code Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.”

7. Section 8(d) of the Plan shall be deleted in its entirety.

8. Section 11(d) of the Plan is hereby amended in its entirety to read as follows:

“Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units (for example, a Restricted Stock Unit that vests upon Retirement granted to a Participant whose Retirement could occur while the Restricted Stock Unit is outstanding), each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a ‘substantial risk of forfeiture’ within the meaning of Code Section 409A. To the extent that settlement of a Restricted Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 20 below.”

9. Section 12 of the Plan is hereby amended in its entirety to read as follows:

“The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof. In the case of Dividend Equivalents that are part of other Grants, the Committee may specify that they are payable currently or only when the Grant vests. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are no longer subject to a ‘substantial risk of forfeiture’ within the meaning of Code Section 409A). Any Dividend Equivalents that are accumulated and paid after the date specified in the preceding sentence may be treated separately from the right to other amounts under the Grant.”

10. Section 16(a) of the Plan is hereby amended in its entirety to read as follows:

“In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a ‘Share Change’), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a ‘Corporate Transaction’), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(d), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the maximum number and kind of shares of Common Stock or other securities to be granted pursuant to Section 13, and (E) the exercise price of outstanding Options and Stock Appreciation Rights.”

11. Section 17(c) of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, (i) effective with respect to any Grant made on or after December 1, 2008, each reference to ‘20%’ or more of the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities (or the outstanding shares of common stock of any corporation resulting from a Business Combination) in Section 17(b) shall be deemed to read ‘35%’ and (ii) if any Grant is subject to Code Section 409A, this Section 17 shall be applicable only to the extent specifically provided in the Grant and permitted pursuant to Section 20.”

12. Section 20 of the Plan is hereby amended in its entirety to read as follows:

“(a) It is the intention of Mattel that no Grant shall be ‘nonqualified deferred compensation’ subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to

Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a ‘specified employee’ (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments (whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s ‘separation from service’ (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b) The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.

(c) Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A, and payment or distribution of a Grant that is ‘nonqualified deferred compensation’ subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section

409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.”

13. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

14. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware.

15. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 1.

IN WITNESS WHEREOF, Mattel has caused this Amendment No. 1 to be executed, effective as of November 20, 2008.

MATTEL, INC.

By:	/s/ ALAN KAYE
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources

Dated:	December 19, 2008

7